Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64222) of Panera Bread Company of our report dated June 28, 2006 relating to the financial statements of the Panera Bread Company Savings Plan, which appear in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

St. Louis, Missouri
May 24, 2007

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